Exhibit 10.10

APRIL 25, 2006

ADDENDUM TO LICENSE AGREEMENT NO. 2005-010 DATED April 25, 2005
BY AND BETWEEN RADIOCRAFTS AS AND AIRBEE WIRELESS, INC.

This addendum is made to extend the term of the agreement until April 25, 2007. All prior addendums are to be included in this extension. All terms of such agreement and addendums remain in effect.

AIRBEE WIRELESS, INC.	RADIOCRAFTS AS
By: /s/ E. Eugene Sharer	By: /s/ Peder Martin Evjen
Name: E. Eugene Sharer	Name: Peder Martin Evjen
Title: President & COO	Title: Managing Director